UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2005

C. R. BARD, INC.

(Exact Name Of Registrant As Specified In Charter)

New Jersey	001-6926	22-1454160
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

730 Central Avenue

Murray Hill, New Jersey 07974

(Address of principal executive offices, including zip code)

(908) 277-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 2, 2005, C. R. Bard, Inc. (the “Company”) entered into an agreement with Tommy G. Thompson regarding the deferral of cash fees payable to Secretary Thompson as a non-employee director of the Company.

Under the Company’s Deferred Compensation Contract, Deferral of Directors’ Fees for non-employee directors, all or a portion of cash fees paid to each non-employee director may be deferred at the election of the director, and any amount so deferred is valued at the election of the director either (i) as if invested in an interest-bearing account or (ii) as if invested in phantom stock shares. Deferred fees are payable in cash, in installments or as a lump sum, upon termination of service as a director.

A copy of the form of Deferred Compensation Contract, Deferral of Directors’ Fees, as amended and restated, was filed as Exhibit 10bc to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 filed by the Company with the Securities and Exchange Commission on July 29, 2005 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

The following exhibit is filed with this report.

Exhibit No.		Description
10.1	–	Form of Deferred Compensation Contract, Deferral of Directors’ Fees, as amended and restated (incorporated by reference from Exhibit 10bc to C. R. Bard, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.
(Registrant)

Date: September 8, 2005	/s/ Todd C. Schermerhorn
Todd C. Schermerhorn
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.		Description
10.1	–	Form of Deferred Compensation Contract, Deferral of Directors’ Fees, as amended and restated (incorporated by reference from Exhibit 10bc to C. R. Bard, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005)